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                                                                   EXHIBIT 99(b)



                              AQUILA/LAFFER S&P 500
                           COMPETITIVE ADVANTAGE TRUST
                                     BY-LAWS


                                    ARTICLE I
                                  SHAREHOLDERS

     Section 1. Meetings. Meetings of the Shareholders (which term as used herein shall, together with all other terms defined in the Declaration of Trust, have the same meaning as in the Declaration of Trust) of the Trust shall be held whenever called by the Trustees, the Chairman of the Board of Trustees, if any, or the President and whenever election of a Trustee or Trustees by Shareholders is required by the provisions of the 1940 Act. Meetings of Shareholders for any purpose or purposes shall also be called by the Secretary upon receipt of the request in writing signed by holders of Shares representing not less than ten percent (10%) of the votes eligible to be cast thereat. Such request shall state the purpose or purposes of the proposed meeting.

     Section 2. Notice of Meetings of Shareholders. Not less than ten days' and not more than ninety days' written or printed notice of every meeting of Shareholders, stating the time and place thereof (and the general nature of the business proposed to be transacted at any special or extraordinary meeting), shall be given to each Shareholder entitled to vote thereat by leaving the same with him or at his residence or usual place of business or by mailing it, postage prepaid and addressed to him at his address as it appears upon the books of the Trust.

     No notice of the time, place or purpose of any meeting of Shareholders need be given to any Shareholder who attends in person or by proxy or to any Shareholder who, in writing executed and filed with the records of the meeting, either before or after the holding thereof, waives such notice.


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     Section 3. Place of Meeting. All meetings of the Shareholders shall be held at the principal office of the Trust or at such other place as may from time to time be designated by the Board of Trustees (or by any officer of the Trust pursuant to instructions from the Board of Trustees) and stated in the notice of meeting.

     Section 4. Record Dates. The Board of Trustees may fix, in advance, a date, not exceeding ninety days and not less than ten days preceding the date of any meeting of Shareholders, and not exceeding ninety days preceding any dividend payment date or any date for the allotment of rights, as a record date for the determination of the Shareholders entitled to receive such dividends or rights, as the case may be; and only Shareholders of record on such date shall be entitled to notice of and to vote at such meeting or to receive such dividends or rights, as the case may be.

     Section 5. Voting and Inspectors. At all meetings of Shareholders every Shareholder of record entitled to vote thereat shall be entitled to vote at such meeting either in person or by proxy appointed by such Shareholder or his duly authorized attorney-in-fact. Proxies may be given by any electronic or telecommunication device except as otherwise provided in the Declaration of Trust. A proxy shall be deemed signed by or on behalf of a Shareholder if the Shareholder's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission, facsimile, other electronic means or otherwise) by the Shareholder or the Shareholder's attorney-in-fact. The placing of a Shareholder's name on a proxy pursuant to telephonic or electronically transmitted instructions obtained pursuant to procedures reasonably


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designed to verify that such instructions have been authorized by such
Shareholder shall constitute execution of such proxy by or on behalf of such Shareholder.

     All elections of Trustees shall be had by a plurality of the votes cast and all other questions shall be decided by a majority of the votes cast, in each case at a duly constituted meeting, except as otherwise provided in the Declaration of Trust or in these By-Laws or by specific statutory provision superseding the restrictions and limitations contained in the Declaration of Trust or in these By-Laws.

     At any election of Trustees, the Board of Trustees prior thereto may, or, if they have not so acted, the Chairman of the meeting may, and upon the request of the holders of the outstanding Shares of the Trust representing 10% of its net asset value entitled to vote at such election shall, appoint two inspectors of election who shall first subscribe an oath or affirmation to execute faithfully the duties of inspectors at such election with strict impartiality and according to the best of their ability, and shall after the election make a certificate of the result of the vote taken. No candidate for the office of Trustee shall be appointed such Inspector.

     The Chairman of the meeting may cause a vote by ballot to be taken upon any election or matter, and such vote shall be taken upon the request of the holders of the outstanding Shares of the Trust representing 10% of its net asset value entitled to vote on such election or matter.

     Section 6. Conduct of Shareholders' Meetings. The meetings of the Shareholders shall be presided over by the Chairman of the Board of Trustees, if any, or such other person as the Chairman may delegate, or if he shall not be present, by the President, or if he shall not be present,


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by a Vice-President, or if neither the Chairman of the Board of Trustees, the
President nor any Vice-President is present, by a chairman to be elected at the meeting. The Secretary of the Trust, if present, shall act as Secretary of such meetings, or if he is not present, an Assistant Secretary shall so act; if neither the Secretary nor an Assistant Secretary is present, then the meeting shall elect its secretary.

     Section 7. Concerning Validity of Proxies, Ballots, Etc. At every meeting of the Shareholders, all proxies shall be received and taken in charge of and all ballots shall be received and canvassed by the secretary of the meeting, who shall decide all questions touching the qualification of voters, the validity of the proxies, and the acceptance or rejection of votes, unless inspectors of election shall have been appointed as provided in Section 5, in which event such inspectors of election shall decide all such questions.

     Section 8. Action of Shareholders by Written Consent. Subject to the provisions of the 1940 Act and other applicable law, any action taken by Shareholders may be taken without a meeting if Shareholders holding Shares entitled to vote which represent more than 50% of the votes entitled to be cast on such matter (or such larger proportion thereof or of the Shares of any particular series or class as shall be required by the 1940 Act or by any express provision of the Declaration or these By-Laws or as shall be permitted by the Trustees) consent to the action in writing and if the writings in which such consent is given are filed with the records of the meetings of Shareholders, to the same extent and for the same period as proxies given in


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connection with a Shareholders' meeting. Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.

                                  ARTICLE II
                                BOARD OF TRUSTEES

     Section 1. Number and Tenure of Office. The business and property of the Trust shall be conducted and managed by a Board of Trustees consisting of the number of initial Trustees, which number may be increased or decreased as provided in Section 2 of this Article. Each Trustee shall, except as otherwise provided herein, hold office until the termination of this Trust or his earlier death, resignation, retirement, bankruptcy, adjudicated incompetency or other incapacity or removal, or if not so terminated, until his successor is duly elected and qualifies. Trustees need not be Shareholders.

     Section 2. Increase or Decrease in Number of Trustees; Removal. The Board of Trustees, by the vote of a majority of the entire Board, may increase the number of Trustees to a number not exceeding fifteen or decrease the number of Trustees to a number not less than two, but the tenure of office of any Trustee shall not be affected by any such decrease. Any vacancy or anticipated vacancy resulting from any reason, including an increase in the number of Trustees, may (but need not unless required by the 1940 Act) be filled by a majority of the Trustees, subject to the provisions of Section 16(a) of the 1940 Act, through the appointment of such other individual as such remaining Trustees in their discretion shall determine; provided, that if there shall be no Trustees in office, such vacancy or vacancies shall be filled by vote of the Shareholders. In the event that after proxy material has been printed for a meeting of Shareholders


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at which Trustees are to be elected any one or more management nominees dies or becomes incapacitated, the authorized number of Trustees shall be automatically reduced by the number of such nominees, unless the Board of Trustees prior to the meeting shall otherwise determine. Any Trustee at any time may be removed either with or without cause by resolution duly adopted by the affirmative votes of the holders of Shares entitled to vote which represent more than 50% of the votes entitled to be cast on such matter present in person or by proxy at any meeting of Shareholders at which such vote may be taken, provided that a quorum is present, or by such larger vote as may be required by Massachusetts law. Any Trustee at any time may be removed for cause by resolution duly adopted at any meeting of the Board of Trustees provided that notice thereof is contained in the notice of such meeting and that such resolution is adopted by the vote of at least two-thirds of the Trustees whose removal is not proposed. As used herein, "for cause" shall mean (i) material failure or refusal to perform, or willful misconduct or gross negligence in the performance of, the Trustee's duties and responsibilities; (ii) breach of the Trustee's fiduciary duty to the Trust; or
(iii) commission or conviction of, or plea of guilty or nolo contendere to, a felony or to any lesser crime or act involving fraud, theft or dishonesty.

     Section 3. Place of Meeting. The Trustees may hold their meetings, have one or more offices, and keep the books of the Trust outside Massachusetts, at any office or offices of the Trust or at any other place as they may from time to time by resolution determine, or, in the case of meetings, as they may from time to time by resolution determine or as shall be specified or fixed in the respective notices or waivers of notice thereof.

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     Section 4. Regular Meetings. Regular meetings of the Board of Trustees shall be held at such time and on such notice, if any, as the Trustees may from time to time determine, provided that an annual meeting of Trustees shall be held after the end of each fiscal year of the Trust, at such time as the Trustees shall determine.

     Section 5. Special Meetings. Special meetings of the Board of Trustees may be held from time to time upon call of the Chairman of the Board of Trustees, if any, the President or two or more of the Trustees, by oral or telegraphic or written notice duly served on or sent (including by means of facsimile or electronic mail transmission) or mailed to each Trustee not less than one day before such meeting. No notice need be given to any Trustee who attends in person without protesting the absence of notice or to any Trustee who, in writing executed and filed with the records of the meeting either before or after the holding thereof, waives such notice. Such notice or waiver of notice need not state the purpose or purposes of such meeting.

     Section 6. Quorum. One-third of the Trustees then in office shall constitute a quorum for the transaction of business, provided that a quorum shall in no case be less than two Trustees. If at any meeting of the Board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum shall have been obtained. The act of the majority of the Trustees present at any meeting at which there is a quorum shall be the act of the Board, except as may be otherwise specifically provided by statute, by the Declaration of Trust or by these By-Laws.


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     Section 7. Executive Committee. The Board of Trustees may, by the
affirmative vote of a majority of the entire Board, elect from the Trustees an Executive Committee to consist of such number of Trustees as the Board may from time to time determine. The Board of Trustees by such affirmative vote shall have power at any time to change the members of such Committee and may fill vacancies in the Committee by election from the Trustees. When the Board of Trustees is not in session, the Executive Committee shall have and may exercise any or all of the powers of the Board of Trustees in the management of the business and affairs of the Trust (including the power to authorize the seal of the Trust to be affixed to all papers which may require it) except as provided by law and except the power to increase or decrease the size of, or fill vacancies on the Board. The Executive Committee may fix its own rules of procedure, and may meet, when and as provided by such rules or by resolution of the Board of Trustees, but in every case the presence of a majority shall be necessary to constitute a quorum. In the absence of any member of the Executive Committee the members thereof present at any meeting, whether or not they constitute a quorum, may appoint a member of the Board of Trustees to act in the place of such absent member.

     Section 8. Other Committees. The Board of Trustees, by the affirmative vote of a majority of the entire Board, may appoint other committees which shall in each case consist of such number of members (not less than two) and shall have and may exercise such powers as the Board may determine in the resolution appointing them. A majority of all members of any such committee may determine its action, and fix the time and place of its meetings, unless the Board of Trustees

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shall otherwise provide. The Board of Trustees shall have power at any time to change the members and powers of any such committee, to fill vacancies, and to discharge any such committee.

     Section 9. Informal Action by and Telephone Meetings of Trustees and Committees. Subject to the requirements of the 1940 Act, any action required or permitted to be taken at any meeting of the Board of Trustees or any committee thereof may be taken without a meeting, if a written consent to such action is signed by all members of the Board, or of such committee, as the case may be. To the extent permitted by the 1940 Act, Trustees or members of a committee of the Board of Trustees may participate in a meeting by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time; such participation shall, except as otherwise required by the 1940 Act, have the same effect as presence in person.

     Section 10. Compensation of Trustees. Trustees shall be entitled to receive such compensation from the Trust for their services as may from time to time be voted by the Board of Trustees.

     Section 11. Dividends. Dividends or distributions payable on the Shares may, but need not be, declared by specific resolution of the Board as to each dividend or distribution; in lieu of such specific resolutions, the Board may, by general resolution, determine the method of computation thereof, the method of determining the Shareholders to which they are payable and the methods of determining whether and to which Shareholders they are to be paid in cash or in additional Shares.


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                                   ARTICLE III
                                    OFFICERS

     Section 1. Executive Officers. The executive officers of the Trust shall be chosen by the Board of Trustees at its first meeting and thereafter at the annual meeting of the Trustees. These may include a Chairman of the Board of Trustees, and shall include a President, one or more Vice-Presidents (the number thereof to be determined by the Board of Trustees), a Secretary and a Treasurer. The Chairman of the Board of Trustees, if any, and the President may, but need not be, selected from among the Trustees. The Board of Trustees may also in its discretion appoint Assistant Secretaries, Assistant Treasurers, and other officers, agents and employees, who shall have such authority and perform such duties as the Board or the Executive Committee may determine. The Board of Trustees may fill any vacancy which may occur in any office. Any two offices, except those of President and Vice-President, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument is required by law or these By-Laws to be executed, acknowledged or verified by two or more officers.

     Section 2. Term of Office. The Chairman, if any, President, Treasurer and Secretary shall hold office until the next annual meeting of the Trustees and until their successors shall have been duly elected and qualified, and may be removed at any time with or without cause by the affirmative vote of a majority of the Trustees. All other officers of the Trust may be elected or appointed at any meeting of the Trustees. Such officers shall hold office for any term, or



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indefinitely, as determined by the Trustees, and shall be subject to removal, with or without cause, at any time by the Trustees.

     Section 3. Powers and Duties. The officers of the Trust shall have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as may from time to time be conferred by the Board of Trustees or the Executive Committee.

                                   ARTICLE IV
                                     SHARES

     Section 1. Certificates of Shares. Each Shareholder of the Trust may be issued a certificate or certificates for his Shares in such form as the Board of Trustees may from time to time prescribe, but only if and to the extent and on the conditions prescribed by the Board.

     Section 2. Transfer of Shares. Shares shall be transferable on the books of the Trust by the holder thereof in person or by his duly authorized attorney or legal representative, upon surrender and cancellation of certificates, if any, for the same number of Shares, duly endorsed or accompanied by proper instruments of assignment and transfer, with such proof of the authenticity of the signature as the Trust or its agent may reasonably require; in the case of Shares not represented by certificates, the same or similar requirements may be imposed by the Board of Trustees.

     Section 3. Stock Ledgers. The stock ledgers of the Trust, containing the name and address of the Shareholders and the number of Shares of each series and class held by them respectively, shall be kept at the principal offices of the Trust or, if the Trust employs a transfer agent, at the offices of the transfer agent of the Trust.


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     Section 4. Lost, Stolen or Destroyed Certificates. The Board of Trustees
may determine the conditions upon which a new certificate may be issued in place of a certificate which is alleged to have been lost, stolen or destroyed; and may, in their discretion, require the owner of such certificate or his legal representative to give bond, with sufficient surety to the Trust and the transfer agent, if any, to indemnify it and such transfer agent against any and all loss or claims which may arise by reason of the issue of a new certificate in the place of the one so lost, stolen or destroyed.

                                    ARTICLE V
                                      SEAL

     The Board of Trustees shall provide a suitable seal of the Trust, in such form and bearing such inscriptions as it may determine.

                                   ARTICLE VI
                                   FISCAL YEAR

     The fiscal year of the Trust shall be fixed by the Board of Trustees.

                                   ARTICLE VII
                              AMENDMENT OF BY-LAWS

     These By-Laws may be altered, amended or repealed, in whole or in part, by the Shareholders of the Trust or by vote of a majority of the Trustees, except with respect to any provision hereof which by law, the Declaration of Trust or these By-Laws requires action by the Shareholders. By-Laws adopted by the Trustees may be altered, amended or repealed by the Shareholders.


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